 Exhibit 99.1

Press Contact: Will Thoretz +1 203 517 3119 will.thoretz@isg-one.com

Investor Contact:

Bert Alfonso

+1 203 517 3104

bert.alfonso@isg-one.com

Information Services Group Announces

Second-Quarter 2021 Results

•	Reports strong second-quarter GAAP revenues of $71 million, up 23% from prior year, exceeding guidance

•	Reports second-quarter net income of $4 million, GAAP EPS of $0.08 and adjusted EPS of $0.12

•	Reports second-quarter adjusted EBITDA of $10 million, up 32 percent versus prior year, exceeding guidance

•	Achieves quarter-end cash balance of $44 million, up 39 percent from prior year

•	Announces $25 million expansion of share repurchase program

•	Declares third-quarter dividend of $0.03 per share, payable September 24

•	Sets third-quarter 2021 guidance: revenues between $66 million and $68 million and adjusted EBITDA of between $8 million and $9 million

STAMFORD, Conn., August 9, 2021 ― Information Services Group (ISG) (Nasdaq: III), a leading global technology research and advisory firm, today announced financial results for the second quarter ended June 30, 2021.

“ISG delivered an excellent second quarter, increasing our business momentum,” said Michael P. Connors, chairman and CEO. “Our double-digit revenue and adjusted EBITDA growth in Q2 reflects a more robust demand environment, highlighted by our 28 percent growth in the Americas, as the pandemic recedes and clients double-down on their digital investments. Our results also reflect the impact of our solution-centric and agile ISG NEXT operating model, which continues to deliver greater account expansion opportunities, higher consulting utilization and improved profitability.”

Connors said ISG sees market momentum continuing in the second half, reflecting both pent-up demand and a structural shift to more cloud adoption and digital transformation. “Our in-depth research and analysis, world-class advisory capabilities and SaaS-based platforms offer our clients the insights, expertise and tools they need to digitally transform their businesses for operational excellence and faster growth. Operating at the center of an increasingly technology-driven economy, ISG is well-positioned for continued success,” said Connors.

Connors noted that the firm’s recurring revenues grew by 18 percent in the second quarter, fueled, in particular, by the ISG Research business.

Second-Quarter 2021 Results

Reported revenues for the second quarter were $70.6 million, up 23 percent versus last year (up 17 percent in constant currency). Currency translation positively impacted reported revenues by $3.0 million versus the prior year. Reported revenues were $40.3 million in the Americas, up 28 percent versus the prior year; $23.7 million in Europe, up 13 percent versus the prior year on a reported basis and up 4 percent in constant currency, and $6.5 million in Asia Pacific, up 36 percent versus the prior year on a reported basis and up 18 percent in constant currency.

ISG reported second-quarter operating income of $5.8 million, compared with operating income of $3.5 million in the second quarter of 2020. The firm also reported second-quarter net income and earnings per share of $4.1 million and $0.08, respectively, compared with a net income of $0.6 million and earnings per share of $0.01 in the prior year’s second quarter.

Adjusted net income (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) for the second quarter was $6.3 million, or $0.12 per share on a fully diluted basis, compared with adjusted net income of $2.9 million, or $0.06 per share on a fully diluted basis, in the prior year’s second quarter.

Second-quarter adjusted EBITDA (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) was $9.7 million, up 32 percent from the second quarter last year. Adjusted EBITDA margin was 14 percent, up 100 basis points from the prior year.

Other Financial and Operating Highlights

ISG generated $8.9 million of cash from operations in the second quarter, compared with $22.4 million in the prior year. The firm’s cash balance totaled $43.8 million at June 30, 2021, up 39 percent from $31.6 million in the prior year. ISG paid down $1.1 million of debt during the quarter, paid dividends of $1.5 million and repurchased $8.3 million of shares. As of June 30, 2021, ISG had $76.6 million in debt outstanding, compared with $80.9 million at the end of the second quarter last year. The firm’s gross debt-to-adjusted-EBITDA ratio of 2.1 is at a multiyear low.

2021 Third-Quarter Revenue and Adjusted EBITDA Guidance

“Balancing the seasonal summer holidays and lingering Covid effects, particularly in Europe, with increasing demand momentum, we are targeting double-digit growth for the third quarter of 2021, with revenues between $66 million and $68 million and adjusted EBITDA between $8 million and $9 million,” said Connors. “We will continue to monitor the macro-economic environment, including the impact of the coronavirus, and adjust our business outlook as markets dictate.”

Share Repurchase Authorization

The Board of Directors approved a new share repurchase authorization of $25.0 million, increasing to $28.2 million the aggregate available under the firm’s share repurchase program. The new share repurchase program will take effect upon completion of the current program, which had approximately $3.2 million remaining as of June 30, 2021.

“ISG remains committed to a disciplined capital allocation strategy that consists of reinvesting in our business, reducing debt, returning capital to shareholders via dividends and share repurchases, and supplementing our organic growth with strategic acquisitions to drive long-term shareholder value. During Q2, we returned $9.8 million to shareholders via share buyback and dividends, and reduced our debt by $1.1 million,” said Connors.

Third-Quarter Dividend

The ISG Board of Directors declared a third-quarter dividend of $0.03 per share, payable on September 24, 2021, to shareholders of record on September 7, 2021.

Conference Call

ISG has scheduled a call for 9 a.m., U.S. Eastern Time, Monday, August 9, 2021, to discuss the company’s second-quarter results. The call can be accessed by dialing 1-800-437-2398; or, for international callers, by dialing 001-323-289-6576. The access code is 1506173. A recording of the conference call will be accessible on ISG’s website (www.isg-one.com) for approximately four weeks following the call.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “target,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property or data and the intellectual property or data of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) outbreaks of diseases, including coronavirus, or similar public health threats or fear of such an event; and (14) engagements may be terminated, delayed or reduced in scope by clients. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three months and six months ended June 30, 2021 and June 30, 2020. ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information. These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future. ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income plus interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, change in contingent consideration, acquisition-related costs, severance, integration and other expense and financing-related costs), adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses, change in contingent consideration, acquisition-related costs, severance, integration and other expense, financing-related costs, and write-off of deferred financing costs, on a tax-adjusted basis), adjusted net income per diluted share and selected financial data on a constant currency basis which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of year-over-year fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our current and prior-periods local currency financial results using the same point in time exchange rates and then compare the adjusted current and prior period results. This calculation may differ from similarly titled measures used by others and, accordingly, the constant currency presentation is not meant to be a substitution for recorded amounts presented in conformity with GAAP, nor should such amounts be considered in isolation.

Management believes this information facilitates comparison of underlying results over time. Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the forward-looking non-GAAP estimates contained herein to the corresponding GAAP measures is not being provided, due to the unreasonable efforts required to prepare it.

About ISG

ISG (Information Services Group) (Nasdaq: III) is a leading global technology research and advisory firm. A trusted business partner to more than 700 clients, including more than 75 of the world’s top 100 enterprises, ISG is committed to helping corporations, public sector organizations, and service and technology providers achieve operational excellence and faster growth. The firm specializes in digital transformation services, including automation, cloud and data analytics; sourcing advisory; managed governance and risk services; network carrier services; strategy and operations design; change management; market intelligence and technology research and analysis. Founded in 2006, and based in Stamford, Conn., ISG employs more than 1,300 digital-ready professionals operating in more than 20 countries—a global team known for its innovative thinking, market influence, deep industry and technology expertise, and world-class research and analytical capabilities based on the industry’s most comprehensive marketplace data. For more information, visit www.isg-one.com.

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Information Services Group, Inc.

Condensed Consolidated Statement of Income and Comprehensive Income (Loss)

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$70,597	$57,394	$137,168	$121,104
Operating expenses
Direct costs and expenses for advisors	43,007	33,759	84,163	74,776
Selling, general and administrative	20,492	18,593	39,532	40,474
Depreciation and amortization	1,255	1,529	2,615	3,060
Operating income	5,843	3,513	10,858	2,794
Interest income	60	54	131	127
Interest expense	(613)	(819)	(1,256)	(2,203)
Foreign currency transaction gain (loss)	8	(82)	(3)	80

Income before taxes	5,298	2,666	9,730	798
Income tax provision	1,192	2,054	2,200	1,545
Net income (loss)	$4,106	$612	$7,530	$(747)

Weighted average shares outstanding:
Basic	48,307	47,601	48,406	47,458
Diluted	51,315	48,962	51,814	47,458

Earnings (loss) per share:
Basic	$0.08	$0.01	$0.16	$(0.02)
Diluted	$0.08	$0.01	$0.15	$(0.02)

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss)	$4,106	$612	$7,530	$(747)
Plus:
Interest expense (net of interest income)	553	765	1,125	2,076
Income taxes	1,192	2,054	2,200	1,545
Depreciation and amortization	1,255	1,529	2,615	3,060
Change in contingent consideration	34	-	66	-
Acquisition-related costs	13	201	(32)	250
Severance, integration and other expense	1,165	196	1,300	367
Financing-related costs	-	-	-	92
Foreign currency transaction (gain) loss	(8)	82	3	(80)
Non-cash stock compensation	1,428	1,966	3,576	4,385
Adjusted EBITDA	$9,738	$7,405	$18,383	$10,948

Net income (loss)	$4,106	$612	$7,530	$(747)
Plus:
Non-cash stock compensation	1,428	1,966	3,576	4,385
Intangible amortization	644	860	1,358	1,705
Change in contingent consideration	34	-	66	-
Acquisition-related costs	13	201	(32)	250
Severance, integration and other expense	1,165	196	1,300	367
Financing-related costs	-	-	-	92
Write-off of deferred financing costs	-	-	-	167
Foreign currency transaction (gain) loss	(8)	82	3	(80)
Tax effect (1)	(1,048)	(1,058)	(2,007)	(2,204)
Adjusted net income	$6,334	$2,859	$11,794	$3,935

Weighted average shares outstanding:
Basic	48,307	47,601	48,406	47,458
Diluted	51,315	48,962	51,814	47,458

Adjusted earnings per share:
Basic	$0.13	$0.06	$0.24	$0.08
Diluted	$0.12	$0.06	$0.23	$0.08

(1) Marginal tax rate of 32.0% applied.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

	Three Months Ended June 30, 2021	Constant currency impact	Three Months Ended June 30, 2021 Adjusted	Three Months Ended June 30, 2020	Constant currency impact	Three Months Ended June 30, 2020 Adjusted
Revenue	$70,597	$(1,666)	$68,931	$57,394	$1,305	$58,699
Operating income (loss)	$5,843	$(466)	$5,377	$3,513	$318	$3,831
Adjusted EBITDA	$9,738	$(495)	$9,243	$7,405	$331	$7,736

	Six Months Ended June 30, 2021	Constant currency impact	Six Months Ended June 30, 2021 Adjusted	Six Months Ended June 30, 2020	Constant currency impact	Six Months Ended June 30, 2020 Adjusted
Revenue	$137,168	$(3,062)	$134,106	$121,104	$2,661	$123,765
Operating income	$10,858	$(696)	$10,162	$2,794	$866	$3,660
Adjusted EBITDA	$18,383	$(740)	$17,643	$10,948	$889	$11,837